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                                                                    EXHIBIT 99.1


                                                           [NORTELNETWORKS LOGO]


NEWS RELEASE

WWW.NORTELNETWORKS.COM



FOR IMMEDIATE RELEASE                 FEBRUARY 14, 2003


For more information:

Investors:                            Media:
888-901-7286                          Tina Warren
905-863-6049                          905-863-4702
investor@nortelnetworks.com           tinawarr@nortelnetworks.com

NORTEL NETWORKS ANNOUNCES US$750 MILLION SUPPORT FACILITY WITH EDC AND DETAILS OF SPECIAL MATTERS TO BE CONSIDERED AT UPCOMING SHAREHOLDERS MEETING

TORONTO - Nortel Networks* Corporation [NYSE/TSX: NT] today announced that Nortel Networks has entered into an agreement with Export Development Canada ("EDC") regarding arrangements to provide for support, on a secured basis, of certain Nortel Networks obligations arising out of normal course business activities including letters of credit, letters of guarantee, indemnity arrangements, performance bonds, surety bonds, receivables sales, securitizations, and similar instruments issued or entered into for the benefit of Nortel Networks. Nortel Networks previously announced on December 13, 2002 that it was in negotiations with EDC regarding these arrangements.

The EDC Master Facility provides for up to US$750 million in performance-related support and is comprised of (i) up to US$300 million of committed support for performance bonds or similar instruments (within certain parameters); (ii) up to US$150 million of uncommitted support for receivables sales/securitizations; and
(iii) up to US$300 million of additional uncommitted support for performance bonds and receivable sales/securitizations.

These arrangements are consistent with the Company's business needs for the foreseeable future provide the Company with support for its operations as well as facilitate improved liquidity.

Nortel Networks obligations under the EDC Master Facility are secured under existing security agreements that pledge substantially all of the assets of Nortel Networks in favor of certain banks (under the Company's syndicated credit facilities and which otherwise provide credit support to the Company) and the holders of Nortel Networks public debt securities. In addition and as previously announced, Nortel Networks has US$750 million in available and undrawn syndicated bank credit facilities which expire in April 2005.



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The Company today also announced that its Board of Directors has approved the submission of certain matters to shareholders at the Company's annual and special meeting of shareholders on April 24, 2003. This includes a special resolution relating to the Company's previously announced plan to seek approval for a proposed consolidation of its outstanding common shares (more commonly known as a "reverse stock split"). Shareholders will be asked to give authority to the Company's Board of Directors to implement a consolidation of its outstanding common shares, in its sole discretion, at any time prior to April 15, 2004. If a consolidation is determined to be in the best interests of the Company and its shareholders, the Board of Directors will select a consolidation ratio within the range of one post-consolidation common share for every five pre-consolidation common shares to one post-consolidation common share for every ten pre-consolidation common shares. There will also be a resolution relating to a reconfirmation of the Company's shareholder rights plan (as amended). The rights plan is being submitted for approval to shareholders in accordance with the terms of the plan that was originally approved by shareholders in April 2000. Materials related to the shareholders meeting will be filed with regulatory authorities and mailed to shareholders in the normal course in advance of the meeting.

                                    - more -

In connection with the solicitation of proxies with respect to the 2003 annual and special meeting of common shareholders of Nortel Networks Corporation, the Company will file with the United States Securities and Exchange Commission (the "SEC"), and will furnish to common shareholders of the Company, a proxy statement, which shareholders are advised to read (when available) as it will contain important information. Shareholders will be able to obtain a free copy of such proxy statement (when available) and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Such proxy statement will also, when available, be provided for free to shareholders by the Company.

Information concerning the Company and certain of the executive officers, directors and affiliates of the Company, each of whom may be deemed to be a participant in a solicitation by the Company of proxies with respect to the annual and special meeting, may be found in the Schedule 14A filed by the Company on March 11, 2002. Copies of this Schedule 14A are available from the SEC website at www.sec.gov.



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Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The Company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Wireless Networks, Wireline Networks, Enterprise Networks, and Optical Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com.

EDC is a financially self-sustaining Canadian federal Crown corporation that provides trade finance and risk management services to Canadian exporters and investors in up to 200 markets. It operates on commercial principles, charging rates and fees according to the risks it undertakes. EDC also funds its activities by borrowing from capital markets as well as from its accumulated earnings.


Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and debt ratings; the ability to meet financial covenants contained in our credit agreements; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of customer financing and commitments; stock market volatility; the entrance into an increased number of supply and outsourcing contracts which contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel Networks, the Nortel Networks logo and the Globemark are trademarks of
Nortel Networks.